Exhibit 99.1

Financial News Release

For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Jeff Bouchard	Chris Bright
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (503) 454-1771	Tel: (503) 454-1770
	E-mail: jeffb@pixelworks.com	E-mail: cbright@pixelworks.com
Web site: www.pixelworks.com

Pixelworks to Acquire Equator Technologies to

Expand Digital Video Capabilities and

Extend into Rapidly Growing IPTV Market

Selected Highlights:

•                  Pixelworks to acquire Equator Technologies, a privately held fabless semiconductor company with 75 employees, founded in 1996, and headquartered in Campbell, Calif.;  a leading provider of programmable digital video encoding and decoding solutions with its family of Broadband Signal Processor, or BSPTM, ICs.

•                  With the addition of Equator’s customer-proven solutions, Pixelworks will be able to cross the connection from the TV to the IPTV set-top box which will open up new market opportunities and customer relationships.

•                  This acquisition will provide programmable technologies to Pixelworks’ customers in order to create a new generation of digital televisions, including those that might integrate Internet Protocol television, or IPTV, decoding technology to allow viewing of digital video directly over the Internet.

Tualatin, Ore., April 28, 2005 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-chip ICs for the advanced display industry, today announced that it has signed a definitive agreement to acquire Equator Technologies, Inc., a privately held fabless semiconductor company.  Founded in 1996 and based in Campbell, Calif., Equator is a leading provider of programmable digital video and audio encoding and decoding solutions with its family of Broadband Signal Processor, or BSP™, ICs.

Equator Technologies is at the forefront of delivering programmable advanced video compression technology with customer-proven system-on-chip IC and software solutions that are key to unlocking broadband networks for video entertainment and communications.

—more—

Equator’s programmable architecture leads the industry in supporting multiple digital video formats and offers maximum flexibility and upgradeability as video standards continue to evolve with advanced compression technology or digital rights management schemes.  Currently, Equator’s programmable system-on-chip (SOC) solution supports a number of encode/decode, or codec, technologies including:

•                  Microsoft Windows Media 9 Series including SMPTE VC-1 encode and decode;

•                  MPEG-2 encode and decode;

•                  MPEG-4 encode and decode;

•                  H.264, also known as MPEG-4 AVC, encode and decode;

•                  Real Media Player decode;

•                  H.263 and H.323 video conferencing encode and decode;

•                  DivX encode and decode; and

•                  ON2 encode and decode.

In addition, Equator has shipped the digital rights management, or DRM, solutions for Microsoft Windows Media DRM 10 and SecureMedia Encryponite DRM.

Equator is an emerging supplier to manufacturers of Internet Protocol television, or IPTV, set-top boxes that decode streaming digital video into standard video formats.  Over the past nine years, Equator has pioneered programmable digital video encoding and decoding solutions for demanding applications to numerous manufacturers of video conferencing and security surveillance systems.  The company also supplies programmable digital video encoding solutions to the Digital Video Broadcast Services market serving the satellite, cable and terrestrial broadcast industries.

With the addition of Equator’s customer-proven solutions, Pixelworks will be able to cross the connection from the TV to the IPTV set-top box which will open up new market opportunities and customer relationships.  This acquisition will provide programmable technologies to Pixelworks’ customers in order to create a new generation of digital televisions, including those that might integrate Internet Protocol television, or IPTV, decoding technology to allow viewing of digital video directly over the Internet.

Internet Protocol television, or IPTV, allows consumers to view full-motion video or television content, including high-definition, over a network or broadband Internet connection.  The market for IPTV set-top boxes, according to industry analysts, is expected to exceed 4 million units in 2005 and will approach 15 million units by 2008.

“The acquisition of Equator will represent an aggressive expansion of Pixelworks into the emerging IPTV market and provides new capabilities for our customers and opportunities for us,” said Allen Alley, President, CEO and Chairman of Pixelworks.  “We want to enable our customers to deliver solutions that leverage the advantages of digital displays, digital networks, and digital content to deliver a better user experience where consumers can easily find exactly the information or entertainment content they want, when they want it and where they want to watch it.”

“We are excited to have Equator’s experienced team and proven, programmable technology as part of Pixelworks in order to deliver the image processing and connectivity solutions that our customers need today to deliver the products of tomorrow,” Alley added.

“By joining forces with Pixelworks, we are ensuring that we capitalize on our ‘first mover’ advantage with our unique programmable digital signal processing technology.  By capitalizing on Pixelworks’ strong reputation and relationships with customers, we can maximize the potential that this rapidly growing market opportunity represents.  We eagerly look forward to integrating our technology, products and teams,” said Richard Christopher, President and CEO of Equator Technologies.

Under terms of the agreement approved by the respective Boards of Directors, Pixelworks will purchase all outstanding shares of Equator for approximately $109 million in cash.  Additionally, all outstanding options to purchase Equator stock will be assumed by Pixelworks.  The transaction is expected to close in the second quarter and is subject to regulatory approval and customary closing conditions.

Pixelworks currently expects Equator to be accretive to pro forma earnings per share, which excludes non-cash acquisition related expenses, in the first quarter of 2006.

About Pixelworks, Inc.

Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-chip ICs for the advanced display industry. Pixelworks’ solutions provide the intelligence for advanced televisions, multimedia projectors and flat panel monitors by processing and optimizing video and computer graphics signals to produce high quality images.  Many of the world’s leading manufacturers of consumer electronics and computer display products utilize our technology to enhance image quality and ease of use of their products.

For more information, please visit the Company’s Web site at www.pixelworks.com.

About Equator Technologies, Inc.

Equator Technologies is a provider of high-performance, programmable and power-efficient system-on-a-chip (SoC) processors for video streaming and image processing applications. Equator offers its proprietary BSP family of chips, iMMediaTools® software development toolkit, media libraries and reference platforms to customers worldwide. Equator’s video-centric SoC solutions are available for digital media, digital video communications and video security and surveillance applications. Founded in 1996, Equator is a privately held company headquartered in Campbell, California, with additional offices worldwide.

More information about Equator is available online at www.equator.com.

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Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

The statements in this release by Allen Alley and the statements regarding Pixelworks’ expectations relating to the effects of the proposed merger are forward-looking statements. Such statements are based on current expectations, estimates and projections about Pixelworks’ business and about Equator’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the ability of Pixelworks and Equator to achieve the expected  operational synergies, changes in demand for Pixelworks’ or Equator’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, Pixelworks’ and Equator’s continuing compliance with US export control laws and regulations, constraints on supplies of critical components, excess or shortage of production capacity, actual purchases under agreements and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements are subject to the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.